EXHIBIT (99)-4


                             HEALTHSOUTH CORPORATION


       OFFER TO EXCHANGE UP TO $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                          7 3/8% SENIOR NOTES DUE 2006
               AND UP TO $400,000,000 AGGREGATE PRINCIPAL AMOUNT
                        OF 8 3/8% SENIOR NOTES DUE 2011,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                    PURSUANT TO THE PROSPECTUS DATED , 2001,
                  FOR AN EQUAL PRINCIPAL AMOUNT OF OUTSTANDING
   7 3/8% SENIOR NOTES DUE 2006 AND 8 3/8% SENIOR NOTES DUE 2011, RESPECTIVELY

To Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offer by HEALTHSOUTH Corporation (the "Company") to exchange up to $200,000,000 aggregate principal amount of the Company's 7 3/8% Senior Notes due 2006 and up to $400,000,000 aggregate principal amount of the Company's 8 3/8% Senior Notes due 2011 (collectively, the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of the Company's issued and outstanding 7 3/8% Senior Notes due 2006 and 8 3/8% Senior Notes due 2011, respectively (collectively, the "Private Notes"), upon the terms and subject to the
conditions set forth in the Prospectus dated        , 2001 (the "Prospectus"),
of the Company and the related letter of transmittal (the "Letter of Transmittal"), in each case as amended or supplemented from time to time (which together constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning given to such terms in the Prospectus.

     Enclosed herewith are copes of the following documents:

       1. Prospectus dated      , 2001;

       2. Letter of Transmittal;

       3. Notice of Guaranteed Delivery;

       4. Instruction to Book-Entry Transfer Participant from Owner; and

       5. Letter which may be sent to your clients for whose account you hold Private Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     WE  URGE  YOU  TO  CONTACT  YOUR  CLIENTS  PROMPTLY.  PLEASE  NOTE THAT THE
EXCHANGE  OFFER  WILL  EXPIRE AT 5:00  P.M., NEW YORK CITY TIME, ON      , 2002,
UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Private Notes being tendered.

     To participate in the Exchange Offer, a beneficial holder (a "Holder") of Private Notes must cause a DTC Participant to tender such Holder's Private Notes to the account of National City Bank (the "Exchange Agent") maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees, on behalf of the DTC Participant and the beneficial owners of tendered Private Notes, to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms, on behalf of itself and the beneficial owners of tendered Private Notes, all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed, executed and returned the Letter of Transmittal to the Exchange Agent.

     Pursuant to the Letter of Transmittal, each Holder of Private Notes will represent to the Company that (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company; (ii) it is not a broker-dealer tendering Private Notes acquired for its own account directly from the Company;
(iii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; and

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(iv) it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If a holder of Private Notes is engaged in or intends to engage in a distribution of Exchange Notes or has any arrangement or understanding with respect to the distribution of Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

     The enclosed Instruction to the Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Private Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Private Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Private Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from National City Bank, Attention: Charles Lush.

                                        HEALTHSOUTH Corporation


                                       By
                                           ------------------------------------
                                                      William T. Owens
                                                          President
                                                 and Chief Operating Officer


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF HEALTHSOUTH CORPORATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON ITS BEHALF IN CONNECTION THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.